UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 17, 2009

(Date of Earliest Event Reported)

CYBERSOURCE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-26477	77-0472961
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1295 Charleston Road Mountain View, California	94043
(Address of Principal Executive Offices)	(Zip Code)

(650) 965-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 17, 2009, at a regularly scheduled meeting, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of the Company approved the following increases in the annual salaries of the following executive officers, to be effective as of April 1, 2009:

Name	Position	Increase in Annual Salary	Annual Salary Following Increase
William S. McKiernan	Chairman of the Board and Chief Executive Officer	$80,000	$465,000
Steven D. Pellizzer	Chief Financial Officer and Senior Vice President, Finance	$15,000	$305,000
Scott Cruickshank	President and Chief Operating Officer	—	$325,000
Robert J. Ford	Chief Technology Officer and Executive Vice President, Product Development	—	$285,000
Michael A. Walsh	Senior Vice President Worldwide Sales	$8,000	$275,000

On March 17, 2009, the Committee also approved the CyberSource Corporation 2009 Executive Bonus Plan, which provides for bonuses for all eligible CyberSource employees with a title of vice president or above (“Participant”) based on the Company’s achievement of certain annual financial targets. Upon the Company’s achievement of its internal, full year non-GAAP operating income target set forth in the 2009 financial plan, adopted and approved by the Board, as may be amended from time to time at the sole discretion of the Board, all Participants, will receive a target bonus amount. Non-GAAP operating income excludes stock based compensation, depreciation and amortization expense and certain non-recurring items. For each Participant the target bonus amount is fixed. For each Participant who is a named executive officer, the target bonus amount is as set forth in the table below. Participants may also be eligible for incremental bonuses, which are bonuses in excess of the target bonus amounts. The incremental bonus pool will be funded with one dollar for every dollar of achievement in excess of the Company’s full year non-GAAP operating income target set forth in the 2009 financial plan until the incremental bonus pool is fully funded. For each Participant who is a named executive officer, the maximum incremental bonus amount is as set forth in the table below.

The total, pre-tax dollar amount of target bonus (including incremental bonus if applicable) paid to each Participant is comprised of two components. Seventy-five percent (75%) of the bonus amount is based on overall Company performance relative to its full year, non-GAAP operating income target. Twenty-five percent (25%) of the bonus amount is based on the performance of each individual Participant. For each Participant who is a named executive officer (other than

Mr. McKiernan) the individual performance objectives are set by Mr. McKiernan with the consent of the Committee. For Mr. McKiernan, the individual performance objectives are set by the Committee.

Name	Position	Bonus Amount for Achieving Non-GAAP Operating Income Target and Individual Performance Targets	Maximum Incremental Bonus Amount for Over- achievement	Total Maximum Bonus for 2009
William S. McKiernan	Chairman of the Board and Chief Executive Officer	$302,250	$165,000	$467,250
Steven D. Pellizzer	Chief Financial Officer and Senior Vice President, Finance	$122,000	$50,000	$172,000
Scott Cruickshank	President and Chief Operating Officer	$130,000	$115,000	$245,000
Robert J. Ford	Chief Technology Officer and Executive Vice President, Product Development	$85,500	—	$85,500
Michael A. Walsh	Senior Vice President Worldwide Sales	$25,000	$25,000	$50,000

Mr. Walsh, pursuant to his 2009 commission plan, may also earn up to an additional $25,000 per quarter in the form of commissions based on our attaining certain non-GAAP net revenue targets. In addition, Mr. Walsh is entitled to receive a 3% commission on the excess of the target amounts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYBERSOURCE CORPORATION

By:	/s/ Steven D. Pellizzer
Steven D. Pellizzer Chief Financial Officer and Senior Vice President of Finance

Date: April 20, 2009